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                                 EXHIBIT 10.21

                    EMPLOYEE RELEASE AND SETTLEMENT AGREEMENT

         The parties to this Agreement are USMX, Inc., a Delaware corporation ("USMX"), and Donald P. Bellum ("Bellum"). This document describes the agreements of USMX and Bellum concerning Bellum's resignation from his positions with USMX and its subsidiaries (the "USMX Companies"). This Agreement and the payments and other arrangements described below, give valuable consideration to both USMX and Bellum.

         1. Termination of Relationships: USMX and Bellum have agreed upon Bellum's resignation from his positions as President and Chief Executive Officer, Chairman of the Board of Directors and Director of USMX and each of the USMX Companies, as an employee of USMX and the USMX Companies and in any other capacity with USMX and the USMX Companies, such resignations to be effective March 31, 1997.

         2.       Payments and Other Arrangements:

                  (a) USMX agrees to pay to Bellum $100,900 payable in equal installments of $8,408.33 each, with the first installment due on April 15, 1997, and thereafter installment payments shall be made in accordance with USMX's regular payroll practices, with the final installment due on September 30, 1997. Provided, that, in the event that the proposed merger of USMX with Dakota Mining Corporation ("Dakota") is completed prior to September 30, 1997, then the balance of payments due shall be paid to Bellum in one single payment upon effectiveness of the merger. All payments shall include deductions for standard withholding and authorized deductions. Bellum agrees that he shall be exclusively responsible for payment of all taxes received by him pursuant to this Agreement.

     (b) Bellum agrees that all options held by him to acquire shares of stock of USMX are terminated, effective March 31, 1997.

     (c) Bellum agrees that USMX will make no further contribution in respect of him to any benefit plans maintained by or for the USMX Companies.

3. Release by Bellum: Bellum releases and waives all claims for loss, damage or injury arising from or in any way relating to the following ("Claims"):

     (a) the employment of Bellum with USMX, including his positions with the Board of Directors of USMX and the USMX Companies, and his resignation from employment and his positions with the USMX Companies;

     (b) discrimination on the basis of age, sex, race, religion, national origin or another basis, including claims under the Age Discrimination in Employment Act;

     (c) other violations of federal, state or local statutes, ordinances, regulations, rules, decisions or laws;

     (d)  failure of USMX to act in good faith and deal fairly;

     (e)  injuries, illness or disabilities of Bellum;

     (f)  exposure of Bellum to toxic or hazardous materials;

     (g)  stress, anxiety or mental anguish;

     (h)  sexual harassment;

     (i)  statements regarding Bellum;

     (j) an express or implied employment contract, change in control contract or other agreement except for a breach of this Agreement;

     (k)  compensation or reimbursement of Bellum;

     (l)  unfair employment practices; and

     (m)  any act or omission by or on behalf of any of the USMX Companies.

4.   Claims Included: The Claims released and waived by Bellum include claims:

     (a)  arising before the date of this Agreement;

     (b) arising on or after the date of this Agreement that relate to Bellum's employment by USMX;

     (c)  that are presently known, suspected, unknown or unsuspected;

     (d)  for reinstatement or future employment;

     (e)  for actual, consequential, punitive or special damages;

     (f) for attorney's fees, costs, experts' fees and other expenses of investigating, litigating or settling Claims; and

     (g) against any of the USMX Companies and their respective affiliates, employees, officers, directors, agents, attorneys and contractors.

     5. Claims Excluded: Bellum does not release or waive Bellum's right to recover under health, life or disability policies insuring Bellum, and does not release or waive Claims for worker's compensation benefits. Bellum has requested that, until further notice by him, he wishes to continue as a participant in USMX's medical insurance program under the provisions generally known as COBRA. USMX agrees to pay the premiums for such continuation through and including September 30, 1997.

     6. Agreement Not To Sue of Bellum: Bellum waives any right to file suit for any Claim. Bellum will not sue any of the USMX Companies for any Claim. Bellum will not initiate or proceed with any other action or proceeding against any of the USMX Companies that relates to something that could give rise to a Claim. Bellum does not waive Claims for breach of this Agreement.

     7. Agreement Not to Sue of USMX: USMX waives any right to file suit for any Claim. USMX will not sue Bellum for any Claim. USMX will not initiate or proceed with any other action or proceeding against Bellum that relates that something that could give rise to a Claim. USMX does not waive Claims for breach of this Agreement.

     8. Termination of Relationships: Bellum and USMX acknowledge that any employment or contractual relationship between them has terminated and that they have no further employment or contractual relationship except as may arise out of this Agreement and that Bellum waives any right or claim to reinstatement as an employee of USMX and will not seek employment in the future with any of the USMX Companies.

     9. No USMX or Bellum Admission: Neither USMX or Bellum admit any wrongdoing or liability. USMX and Bellum have executed this Agreement solely to avoid any misunderstandings that could lead to potential litigation. The payments and other arrangements described above compromise and settle any Claims of USMX and Bellum.

     10. News Release By USMX: Promptly after Bellum's execution of this Agreement, USMX shall issue a news release announcing the resignation of Bellum. The news release shall state that Mr. Bellum resigned to return to his consulting practice as a result of the proposed merger of USMX with Dakota. The news release will note that Dakota has filed a registration statement with the Securities and Exchange Commission in connection with the merger, which has not yet become effective.

     11. Revocability: Either Bellum or USMX may revoke this Agreement in its entirety during the seven days following execution of the Agreement by USMX and Bellum. Any revocation of the Agreement must be in writing during the revocation period. This Agreement will become enforceable seven days following execution by USMX and Bellum, unless it is revoked during the seven-day period.

     12. Confidences: Bellum will maintain the confidentiality of all of the USMX Companies' trade secrets, proprietary information, insider information, security procedures and other confidences that came into Bellum's possession or knowledge during employment by USMX. USMX will not use such information concerning the USMX Companies' business prospects or practices to profit Bellum or others.

     13. Property: Bellum represents that Bellum possesses no property of the USMX Companies with the exception of a Buick automobile. Bellum will return the Buick automobile to the USMX premises by no later than April 30, 1997. However, Bellum will have the right to acquire the Buick automobile at a price of $14,500 by notifying USMX of his intent to purchase the Buick by April 30, 1997. Title will be transferred to Bellum on or before May 15, 1997, and Bellum shall concurrently deliver a promissory note to USMX in the amount of $14,500. The promissory note shall be unsecured, without interest, and shall be due and payable on or before the earlier to occur of August 29, 1997 or the effectiveness of the merger. If not paid when due, payments due to Bellum pursuant to Section 2(a) shall be offset by USMX in satisfaction of the amounts owed pursuant to the promissory note.

     14. References: The USMX Companies will respond to inquiries from third parties about Bellum's employment with USMX by identifying Bellum's date of hire, date of resignation and position held at the time of resignation. USMX will provide no further information to prospective employers of Bellum.

     15. Entire Agreement; Amendments: This is the entire agreement concerning the termination of Bellum's employment with USMX. Neither USMX or Bellum is entitled to rely upon any other written or oral offer or agreement between USMX and Bellum. This Agreement can be modified only by a document signed by both parties. Bellum acknowledges that the only promises made to cause Bellum to sign this Agreement are those stated in this Agreement.

     16.  Successors: This Agreement benefits and binds the parties' successors.

     17. Governing Law and Severability of Power: This Agreement will be interpreted in accordance with the laws of the State of Colorado. If any portion of this Agreement is unenforceable, the remaining portions of the Agreement will remain enforceable.

     18. Fees and Costs: If litigation is commenced concerning Bellum's employment or this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' fees and expenses, court costs, experts' fees and expenses, and all other expenses of litigation.

     19. Counterparts: This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

     20. Bellum Acknowledgements. Bellum understands that this Agreement is a final and binding waiver of any claims by Bellum against USMX and by USMX against Bellum. Bellum acknowledges that he was given 21 days to consider this Agreement and chose to sign the Agreement prior to the expiration of the 21-day period. Bellum acknowledges that Bellum has been told by USMX to consult with an attorney prior to signing this Agreement. Bellum represents that this Agreement has been fully explained by Bellum's attorneys, or that Bellum has waived consultation with an attorney.

                                   USMX, INC.


 /s/ Donald P. Bellum               By:              /s/ Gregory Pusey
DONALD P. BELLUM


Date:  April 9, 1997                                 Date:  April 9, 1997